UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-54368 (Commission File Number)	26-1574051 (I.R.S. Employer Identification No.)

1002 Sherbrooke West, Suite 1430

Montreal, Quebec H3A 3L6

(Address of principal executive offices with Zip Code)

514-416-4764

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, Antoine Tronquoy resigned as Chief Financial Officer of ROI Land Investments Ltd. (the “Company”). On that same date the Company engaged Yuhi Horiguchi to serve as its new Chief Financial Officer, pursuant to a Consulting Agreement, dated that date. Under the terms of the Consulting Agreement, Mr. Horiguchi will be paid $1,500 (Canadian) a month, plus expenses. The foregoing summary is qualified in its entirety by reference to the text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and made a part hereof.

Yuhi Horiguchi has over 17 years of experience in finance and accounting serving corporate clients primarily in Asia and the United States with a focus on financial management, business turnarounds, financial restructuring and mergers and acquisitions.

Prior to joining the Company, he was a founding member and/or held executive roles in several Tokyo-based financial advisory firms including JAY Advisors Corporation and Umari Capital Inc. During his tenure, he was involved in various turnaround projects for financial service firms including AIP Securities Co. Ltd., a Tokyo-based licensed securities firm, and GO Markets Pty. Ltd., an Australian-based forex brokerage firm, where he held executive positions and successfully achieved corporate turnarounds.

Prior to founding JAY Advisors, Yuhi was an investment analyst at the Strategic Investment Group of Deutsche Securities Inc. (Tokyo) where he was involved in identifying and analyzing corporate investment opportunities primarily in distressed debt, equity and real estate. Prior to Deutsche Securities Inc., he was an Associate at Imperial Capital LLC (San Francisco) where he was involved in serving corporate clients with various transactions including financial restructurings, acquisitions, and divestitures.

He began his career at Ernst & Young LLP (Los Angeles / San Francisco) where he was an audit manager providing audit and business advisory services to Japanese and U.S corporate clients. He also has held executive director positions on several companies primarily in the financial services industry including Alternative Strategy Partners, Pte. Ltd. (“ASP”), a Singapore-based family office and human resource management consulting company, and All Asia Asset Capital Limited, a London AIM-listed Hong Kong-based investment company and non-executive director positions at Oxbow Enterprise Limited (“Oxbow”) and Fingi Inc., a software company for hospitality businesses.

Yuhi received his Master of Accounting from the University of Southern California and Bachelor of Art in Economics from Keio University (Tokyo) and is qualified as a U.S. Certified Public Accountant (California).

ASP, described above, owns 1,511,429 shares of the Company’s common stock and approximately $1.5 million of Notes. Oxbow, an investment management company, also owns shares of Company’s common stock. Yuhi Horiguchi is a majority owner and a director for both ASP and Oxbow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2017	ROI LAND INVESTMENTS LTD.

	By:	/s/ Martin Scholz
Martin Scholz
Chief Executive Officer